SERIES B CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


     THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of January 14, 1999, by and among MICROVISION, INC., a Washington corporation (the "Company"), and MARGARET ELARDI ("Purchaser").

                               W I T N E S S E T H

     WHEREAS, the Company proposes to issue and sell, and Purchaser desires to purchase from the Company, 5,000 shares of the Company's Series B Convertible Preferred Stock, Class 1, no par value ("Series B-1 Stock"), and to grant Purchaser an option to purchase 1,600 shares of the Company's Series B Convertible Preferred Stock, Class 2, no par value ("Series B-2 Stock") and an option to purchase 1,920 shares of the Company's Series B Convertible Preferred Stock, Class 3, no par value ("Series B-3 Stock"), on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Company and Purchaser desire to enter into an registration rights agreement of even date herewith, pursuant to which Purchaser shall have certain registration rights.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   SECTION 1.

                                   Definitions
                                   -----------

     1.1 Defined Terms. Except as otherwise defined herein, capitalized terms uses in this Agreement shall have the following meanings:

     "Common Stock" means the Company's Common Stock, no par value.

     "Director Plan" means the Microvision, Inc. 1996 Independent Director Stock Plan, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Knowledge" or derivations thereof shall mean the knowledge of the officers of the Company.


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     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "Material Adverse Effect" means any materially adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company.

     "1996 Stock Plan" means the Microvision, Inc. 1996 Stock Option Plan, as amended.

     "Permits" means any approvals, authorizations, consents, licenses, permits or certificates.

     "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Preferred Stock" means any of the Series A Stock, Series B-1 Stock, Series B-2 Stock or Series B-3 Stock.

     "Prior Plans" means the Company's 1993 Stock Option Plan, 1994 Combined Incentive and Nonqualified Stock Option Plan and 1995 Combined Incentive and Nonqualified Stock Option Plan.

     "Registration Rights Agreement" means the Registration Rights Agreement of even date herewith by and between the Company and the Purchaser in the form attached hereto as Exhibit A.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Stock" means the Series A Convertible Preferred Stock of the Company, no par value.

     "Series B-1 Stock" means the Series B Convertible Preferred Stock, Class 1 of the Company, no par value.

     "Series B-2 Stock" means the Series B Convertible Preferred Stock, Class 2 of the Company, no par value.

     "Series B-3 Stock" means the Series B Convertible Preferred Stock, Class 3 of the Company, no par value.


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
                                   SECTION 2.

                  Sale and Purchase; Grant of Purchase Options
                  --------------------------------------------

     2.1 Sale and Purchase of Series B-1 Stock. In reliance on the representations and warranties of the Company and of Purchaser contained herein and subject to the terms and conditions hereof, Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to Purchaser, 5,000 shares of Series B-1 Stock at a purchase price of One Thousand Dollars ($1,000.00) per share (the "Initial Purchase"), for an aggregate purchase price of Five Million Dollars ($5,000,000).

     2.2 Option to Purchase Series B-2 Stock. At any time prior to July 14, 1999, Purchaser shall have the option to purchase up to 1,600 shares of Series B-2 Stock on the same terms as the Initial Purchase.

     2.3 Option to Purchase Series B-3 Stock. At any time prior to October 14, 1999, Purchaser shall have the option to purchase up to 1,920 shares of Series B-3 Stock on the same terms as the Initial Purchase.


                                   SECTION 3.

                               Closings; Delivery
                               ------------------

     3.1 Closing Dates. The first closing of the purchase and sale of the 5,000 shares of Series B Stock (the "First Closing") shall be held at the offices of Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington 98101 on January 14, 1999, or on such other date or at such other place as Purchaser and the Company shall mutually agree. Any other closings that occur pursuant to the terms hereof ("Additional Closings") shall be held at such dates and times as the parties shall mutually agree. Any of the date of the First Closing and any Additional Closing is referred to herein as the "Closing Date."

     3.2 Delivery. At the closings the Company shall: (a) deliver to Purchaser a certificate evidencing the Shares being purchased by her and (b) make such other deliveries as may be required under the terms of this Agreement.


                                   SECTION 4.

                  Representations and Warranties of the Company
                  ---------------------------------------------

     The Company hereby represents and warrants to, and agrees with, Purchaser as follows:


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
     4.1 Organization, Good Standing and Qualification. The Company (i) is an entity duly organized, validly existing and in good standing under the laws of Washington, (ii) has all requisite power and authority to carry on its business,
(iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not be material to the Company. The Company has the corporate power and authority and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (a) to own, lease and operate its properties and to carry on its business as now being conducted and (b) to execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby.

     4.2 Capitalization.
         --------------

          4.2.1 The authorized capital stock of the Company is 62,500,000 shares, consisting of 31,250,000 shares of common stock, no par value ("Common Stock") of which 6,063,626 shares were issued and outstanding as of December 31, 1998, and 31,250,000 shares of Preferred Stock. Of the authorized shares of Preferred Stock, 1,875,000 shares have been designated as Series A Stock, of which no shares are issued and outstanding; 5,000 shares have been designated Series B-1 Stock, of which no shares are issued and outstanding; 1,600 shares have been designated Series B-2 Stock, of which no shares are issued and outstanding; and 1,920 shares have been designated Series B-3 Stock, of which no shares are issued and outstanding. The Company has duly and validly reserved for issuance 3,000,000 shares of Common Stock upon exercise of options currently outstanding or issued under the 1996 Plan; 75,000 shares of Common Stock for issuance under the Director Plan; 1,288,938 shares of Common Stock upon exercise of options issued under the Prior Plans; and 2,273,926 shares of Common Stock for issuance upon exercise of publicly traded common stock purchase warrants outstanding as of December 31, 1998.. All outstanding options, rights and warrants have been duly and validly issued and are in full force and effect. All shares of capital stock subject to issuance upon exercise of any options, rights or warrants or otherwise, upon issuance pursuant to the instruments under which they are issuable, shall be duly authorized, validly issued, fully paid for and non-assessable and free of all preemptive rights.

          4.2.2 The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The shares of Series B Stock to be issued pursuant to this Agreement, upon delivery to Purchaser of certificates therefor against payment in accordance with the terms of this Agreement, (i) will be validly issued, fully paid and non-assessable, (ii) will be free and clear of all Liens, and (iii) assuming that the representations of Purchaser in Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

     4.3 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document or instrument adopted, entered into or delivered by it as contemplated herein (the "Transaction Documents") and to


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
perform its obligations hereunder and thereunder. The execution, delivery, and performance of the Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document to which it is a party has been duly and validly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the valid execution and delivery by the Company of the Transaction Documents to which it is a party, or the consummation by the Company of the transactions contemplated by the Transaction Documents to which it is a party, except for (i) filings pursuant to federal or state securities laws and (ii) the filing of registration statements with the SEC and any applicable state securities commission.

     4.5 Company SEC Reports and Financial Statements.
         --------------------------------------------

          4.5.1 The Company has made available to Purchaser true and complete copies of all periodic reports, statements and other documents that the Company has filed with the SEC under the Exchange Act since August 30, 1996 (collectively, the "Company SEC Reports"), each in the form (including exhibits and any amendments thereto) required to be filed with the SEC. As of their respective dates, each of the Company's SEC Reports (i) complied in all respects with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, respectively, (ii) were filed in a timely manner, and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.5.2 Each of the audited financial statements of the Company (including any related notes and schedules thereto) included (or incorporated by reference) in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, is accurate and complete and fairly presents, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-X, the financial position of the Company as of its date and the results of operations and changes in financial position for the period then ended. Each of the unaudited financial statements of the Company (including any related notes and schedules thereto) included (or incorporated by reference) in its Quarterly Report on Form 10-QSB for the quarter and nine-month period ended September 30, 1998, is accurate and complete and fairly presents, in conformity with GAAP applied on a consistent basis throughout the periods involved


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
(except as may be noted therein), and in conformity with the SEC's Regulation S-X, the financial position of the Company as of its date and the results of operations and changes in financial position for the periods then ended.

          4.5.3 Except as and to the extent set forth (or incorporated by reference) in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 (the "Balance Sheet Date"), the Company has not incurred any liability or obligation of any nature whatsoever (whether due or to become due, accrued, fixed, contingent, liquidated, unliquidated or otherwise) that would be required by GAAP to be accrued on, reflected on, or reserved against it on, a balance sheet (the "Balance Sheet") (or in the applicable notes thereto) of the Company prepared in accordance with GAAP consistently applied as of the date and for the period required.

     4.6 Changes. Since the Balance Sheet Date, there has not been:

          4.6.1 any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business;

          4.6.2 any damage, destruction or loss to real or personal property, whether or not covered by insurance;

          4.6.3 any waiver by the Company of a legal or contractual valuable right or of a debt owed to it outside of the ordinary course of business;

          4.6.4 any satisfaction or discharge of any Lien or payment of any obligation by the Company;

          4.6.5 any change or amendment to a contract or arrangement by which the Company or any of its respective assets or properties is bound or subject;

          4.6.6 other than in the ordinary course of business, any material increase in excess of $5,000 annually in any compensation arrangement or agreement with any employee of the Company receiving compensation;

          4.6.7 any events or circumstances that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

          4.6.8 the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or equity interests, (ii) incurred any indebtedness for money borrowed other than capital leases in the ordinary course of business,
(iii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $5,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights for consideration in excess of $35,000 in any one transaction or series of related transactions.

                                   SECTION 5.

                 Representations and Warranties of the Purchaser
                 -----------------------------------------------

     Purchaser hereby represents and warrants to and agrees with the Company, as follows:

     5.1 Accredited Investor; Experience; Risk.
         -------------------------------------

          5.1.1 Purchaser is an accredited investor and has been advised and understands that the Series B Stock has not been registered under the Securities Act, on the basis that no distribution or public offering of the Series B Stock is to be effected, except in compliance with the applicable securities laws and regulations or pursuant to an exemption therefrom.

          5.1.2 Purchaser is purchasing the Series B Stock for investment purposes, for her own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

          5.1.3 Purchaser has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the purchase of the Series B Stock pursuant to this Agreement.

          5.1.4 The certificates representing the Series B Stock shall bear a legend evidencing such restriction on transfer substantially in the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM."

     5.2 Authorization. Purchaser has all requisite power and authority to execute and deliver this Agreement and each of the Transaction Documents and to perform her obligations hereunder and thereunder. Each Transaction Document to which she is a party has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid, and binding obligation of Purchaser, enforceable against her in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).


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
     5.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Purchaser is required in connection with the valid execution and delivery by Purchaser of the Transaction Documents to which she is a party, or the consummation by such Purchaser of the transactions contemplated by the Transaction Documents to which she is a party, except for such filings as have been made prior to the Closing.


                                   SECTION 6.

                                  Miscellaneous
                                  -------------

     6.1 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by the Company and the Purchaser.

     6.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

          6.2.1 if to the Company:

                Microvision, Inc.
                2203 Airport Way South, Suite 100
                Seattle, WA 98134
                Attn: Richard A. Raisig
                Telephone No.: (206) 623-7055
                Facsimile No.: (206) 623-5961

                with a copy to:

                Stoel Rives, LLP
                600 University Street, Suite 3600
                Seattle, Washington 98101
                Attn: Christopher J. Voss
                Telephone No.: 206-386-7505
                Facsimile No.: 206-386-7500

          6.2.2 if to the Purchaser:

                Margaret Elardi
                3411 Las Vegas Blvd. S.
                Las Vegas, NV 89109
                Telephone No.: (702) 650-4734
                Facsimile No.: (702) 650-4708

                with a copy to:

                Cohen, Johnson, Day & Clayson
                4475 S. Pecos
                Las Vegas, NV 89121
                Attn:    Steven Cohen
                Telephone No.: (702) 454-2111
                Facsimile No.: (702) 454-3333

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier or E-mail, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

     6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     6.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

     6.5 Survival of Representations, Warranties and Covenants. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Series B Stock and payment therefor for a period of two (2) years.

     6.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

     6.7 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to principles of conflict of laws.

     6.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     6.9 Fees and Expenses. Each party shall bear its own fees and expenses in connection with the negotiation and execution of this Agreement and the Transaction Documents.

     6.10 No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any Person or entity that is not a party to this Agreement.


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
                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


     IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to be executed effective as of the date first above written.


                                       MICROVISION, INC.


                                       By: /s/ CLARENCE TEGREENE
                                           ------------------------------------
                                            Its: Attorney-in-Fact/IP Counsel
                                                 ------------------------------



                                       MARGARET ELARDI


                                       /s/ MARGARET ELARDI
                                       ----------------------------------------